Exhibit 3.7

Execution Version

THIRD AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ALLIANCE RESOURCE MANAGEMENT GP, LLC

This Third Amended and Restated Operating Agreement (this “Agreement”) of ALLIANCE RESOURCE MANAGEMENT GP, LLC, a Delaware limited liability company (the “Company”) is entered into and executed by Alliance GP, LLC (the “Member”) as of May 31, 2018.

RECITALS

WHEREAS, the Company was formed on June 28, 1999 and a Certificate of Formation was filed with the Secretary of State of the State of Delaware on such date;

WHEREAS, the prior members of the Company entered into an Amended and Restated Operating Agreement, dated as of August 20, 1999;

WHEREAS, a prior member of the Company entered into a Second Amended and Restated Operating Agreement, dated as of July 28, 2017 (as amended, the “Existing Agreement”); and

WHEREAS, the Member desires to amend and restate the Existing Agreement to reflect that the Member is the sole member of the Company and the other terms and provisions set forth herein.

1.                                      FORMATION.

ALLIANCE RESOURCE MANAGEMENT GP, LLC (the “Company”) has been previously formed as a Delaware limited liability company by the filing of a Certificate of Formation (the “Certificate”) under and pursuant to the Delaware Limited Liability Company Act, as amended from time to time (the “Act”).

2.                                      NAME.

The name of the Company is, and the business of the Company shall be conducted under the name of, “ALLIANCE RESOURCE MANAGEMENT GP, LLC”. The name of the Company may be changed from time to time by amendment of this Agreement and the Certificate. The Company may transact business under an assumed name by filing an assumed name certificate in the manner prescribed by applicable law.

3.                                      TERM.

The Company commenced its existence on the effective date of the filing of the Certificate and shall continue in existence until it is dissolved and terminated by the affirmative action of the Member.

4.                                      OFFICE.

The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate, or such other place as the Member may designate in the manner provided by law. The registered agent for service of process at such address shall be the initial registered agent named in the Certificate, or such other person as the Member may designate in the manner provided by law.

5.                                      PURPOSE.

The purpose and business of the Company shall be to (a) serve as the general partner of Alliance Resource Partners, L.P. (the “Partnership”) and/or (b)  engage in any lawful activity for which limited liability companies may be organized under the Act. The Company and the Partnership are collectively referred to herein as the “Entities.”

6.                                      MEMBER.

The name and business or mailing address of the Member is as follows:

Alliance GP, LLC

1717 South Boulder Avenue, Suite 400

Tulsa OK 74119

Attention: R. Eberley Davis

7.                                      MANAGEMENT.

(a)                                 Powers and Duties. As provided in this Agreement, all management powers over the business and affairs of the Company shall be (i) vested in a Board of Directors (the “Board of Directors”) and (ii) subject to the officers of the Company (the “Officers”), which Directors and Officers shall collectively constitute “managers” of the Company within the meaning of the Act. Except as otherwise specifically provided in this Agreement, the authority and functions of the Board of Directors on the one hand and of the Officers on the other hand shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under General Corporation Law of the State of Delaware. The Officers shall be vested with such powers and duties as are specified by the Board of Directors. Accordingly, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Board of Directors, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers who shall be agents of the Company.

In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any provision of this Agreement, the Board of Directors and the Officers shall have the full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of each of the Entities, on its own behalf and in its capacity as the general partner of the Partnership, including (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness and the incurring of any other obligations;

(ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of any of the Entities; (iii) the use of the assets of the Entities (including cash on hand) for any purpose consistent with the terms of this Agreement and the repayment of obligations of any of the Entities; (iv) the negotiation, execution and performance of any contracts, conveyances or other instruments; (v) the distribution of cash of any of the Entities; (vi) with respect to any of the Entities, as applicable, the selection, engagement and dismissal of Officers, employees and agents, outside attorneys, accountants, engineers, consultants and contractors and the determination of their compensation and other terms of employment or hiring; (vii) the maintenance of such insurance for the benefit of any of the Entities, as it deems necessary or appropriate; (viii) the acquisition or disposition of assets by any of the Entities; (ix) the formation of, or acquisition of an interest in, or the contribution of property to, any other entity by any of the Entities; (x) the control of any matters affecting the rights and obligations of any of the Entities, including the commencement, prosecution and defense of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation; and (xi) the indemnification of any person against liabilities and contingencies to the extent permitted by law and this Agreement.

(b)                                 Number of Directors; Appointment and Removal. The Board of Directors shall consist of not less than one (1) and not more than seven (7) members, with the actual number to be as determined from time to time as determined by the Member, in its sole discretion. The members of the Board of Directors shall be appointed by the Member at such time and for such term as the Member shall determine. Any member of the Board of Directors may be removed, with or without cause and at any time, by the Member, in its sole discretion.

(c)                                  Voting; Quorum; Required Vote for Action. Unless otherwise required by the Act:

(i)                                     each member of the Board of Directors shall have one vote;

(ii)                                  the presence at a meeting of a majority of the members of the Board of Directors shall constitute a quorum at any such meeting for the transaction of business; and

(iii)                               the act of a majority of the members of the Board of Directors present at a meeting at which a quorum is present shall be deemed to constitute the act of the Board of Directors.

(d)                                 Vacancies. In case any vacancy shall occur on the Board of Directors because of death, resignation, retirement, disqualification, removal, an increase in the authorized number of Directors or any other cause, such vacancy may be filled either by act of the Member or by majority approval of the then member(s) of the Board of Directors.

(e)                                  Regular Meetings. Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, provided that the Board of Directors shall hold at least four regular meetings in each year. In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than two calendar days’ advance notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail or by telegram.

(f)                                   Special Meetings. Special meetings of the Board of Directors shall be held at the call of any Director at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than two calendar days’ advance notice (specifying the time and place of the meeting and the agenda therefor) to each Director, given verbally or in writing either personally, by telephone, by facsimile transmission, by mail or by telegram.

(g)                                  Waiver of Notice. Notice of any regular or special meeting of the Board of Directors, or any committee thereof, need not be given to any member of the Board of Directors or any committee thereof if waived by him or her in writing, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting.

(h)                                 Manner of Acting. Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all persons serving on the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

(i)                                     Compensation. The Member, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors. Each Director shall be entitled to reimbursement from the Company for his or her reasonable expenses incurred in attending meetings of the Board of Directors or any committee thereof.

(j)                                    Committees. The Member or Board of Directors of the Company may, by resolution, designate one or more committees, each committee to consist of two or more members of the Board of Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors as provided in Section 7(a).

(k)                                 Committee Procedure. Except as otherwise provided herein, each committee established pursuant to this Agreement shall adopt its own rules governing the time, place and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution adopted by the Member. Unless otherwise provided by any such rules or resolutions, notice of the time and place of each meeting shall be given to each member of such committee as provided herein with respect to notices of special meetings of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors and to the Member when required.

8.                                      RESTRICTIONS ON THE BOARD OF DIRECTORS’ AUTHORITY.

The Board of Directors may not take any action in contravention of this Agreement, including (a) any act that would make it impossible to carry on the ordinary business of any of the Entities, except as otherwise provided in this Agreement; (b) possessing property of any of the Entities, or assigning any rights in specific property of any of the Entities, for other than a purpose related to one or more Entities; or (c) amending or modifying this Agreement in any manner, except as otherwise provided in this Agreement. Except as otherwise specifically provided in this Agreement or by resolution approved by not less than a majority of the Board of Directors, (i) no Director or group of Directors shall have any actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, any of the Entities, nor take any action in the name of or on behalf of the Entities or conduct any business of the Entities other than by action of the Board of Directors taken in accordance with the provisions of this Agreement, and (ii) no Director shall have the power or authority to delegate to any Person such Director’s rights and powers as Director to manage the business and affairs of the Entities.

9.                                      OFFICERS

(a)                                 Generally. The Board of Directors shall appoint agents of the Company, referred to as “Officers” of the Company. Unless provided otherwise by resolution of the Board of Directors, the Officers shall have the titles, power, authority and duties described below in this Section 9:

(i)                                     Chairman. The Chairman, if one be elected, shall have and perform such duties as, from time to time, may be assigned to him by the Board of Directors;

(ii)                                  President and Chief Executive Officer. A President and Chief Executive Officer who shall be the Chief Executive Officer of the Company and shall in general supervise and control all of the business and affairs of the Company, subject only to such limitations as may from time to time be imposed by the Board of Directors. The President and Chief Executive Officer may sign or designate to any other person the authority to sign debts, mortgages, bonds, contracts, and other instruments and the President and Chief Executive Officer shall, in general, perform all duties, incident to the office of president and other duties as may be prescribed by the Board of Directors;

(iii)                               Vice Presidents. One or more Senior Vice-Presidents, Vice-Presidents and a General Counsel and a Chief Financial Officer who shall serve and perform such duties as may be prescribed by the President and Chief Executive Officer or the Board of Directors from time to time;

(iv)                              Secretary. A Secretary who shall be the record keeper of the Company and shall maintain any and all records which are required to be kept. The Secretary shall keep a register of the name of each Member of the Company and whether the Member’s interest is subject to a pledge or other lien and shall in general perform all duties incident to the office of Secretary. There may also be one or more Assistant Secretaries who shall perform such of the Secretary’s duties and functions as may from time to time be designated by the Secretary, whether or not the Secretary is available;

(v)                                 Treasurer. A Treasurer who shall have charge and custody and be responsible for all funds and securities to the Company, shall receive and give receipts for money due and payable to Company, shall deposit or direct others to deposit all such monies in the name of the Company in such banks, trust companies or other depositories as shall be designated by the Board of Directors or as the Treasurer shall determine, and shall in general, perform all duties incident to the office of Treasurer. There may also be one or more Assistant Treasurers who shall perform such of the Treasurer’s duties and functions as may from time to time be designated by the Treasurer, whether or not the Treasurer is available; and

(vi)                              Additional Officers. Such other officers with such duties as the Board of Directors may from time to time determine.

Notwithstanding any other provision of this Agreement, the one or more of the Officers may simultaneously serve as an officer of one or more of the affiliates of the Company.

(b)                                 Appointment and Term of Office. The Officers shall be appointed by the Board of Directors at such time and for such term as the Board of Directors shall determine. Any Officer may be removed, with or without cause, only by the Board of Directors. Vacancies in any office may be filled only by the Board of Directors.

(c)                                  Election of Officers, Qualification and Term. The Officers shall be appointed from time to time by the Board of Directors. Each such Officer shall hold office until a successor shall have been duly elected by the Board of Directors and shall have qualified in his or her stead unless the Member shall have provided otherwise in any particular case, or until such Officer shall have resigned and his or her resignation shall have become effective, or until such Officer shall have been removed in the manner hereinafter provided.

(d)                                 Removal. Except as otherwise expressly provided in a contract duly authorized by the Board of Directors, any Officer may be removed, either with or without cause, at any time by resolution adopted by the Board of Directors.

(e)                                  Resignations. Any Officer may resign at any time by giving written notice to the Board of Directors. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(f)                                   Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by election by the Board of Directors.

(g)                                  Salaries. The salaries of all Officers shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Company.

(h)                                 Powers of Attorney. The Company may grant powers of attorney or other authority as appropriate to establish and evidence the authority of the Officers and other Persons.

(i)                                     Delegation of Authority. Unless otherwise provided by resolution of the Board of Directors, no Officer shall have the power or authority to delegate to any Person such Officer’s rights and powers as an Officer to manage the business and affairs of the Company.

10.                               CAPITAL CONTRIBUTION.

(a)                                 Contributions. If the Member previously made Capital Contributions, without creating any rights in favor of any third party, the Member may, from time to time, make additional contributions of cash or property to the capital of the Company, but shall have no obligation to do so.

(b)                                 Loans from Member. Loans by the Member to the Company shall not constitute Capital Contributions. If the Member shall advance funds to the Company in excess of the amounts required hereunder to be contributed by it to the capital of the Company, the making of such excess advances shall not result in any increase in the amount of the Capital Account of such Member. The amount of any such excess advances shall be a debt obligation of the Company to such Member and shall be payable or collectible only out of the Company assets in accordance with the terms and conditions upon which such advances are made.

11.                               ALLOCATIONS AND DISTRIBUTIONS.

The Member shall be entitled to (a) receive all distributions (including, without limitation, liquidating distributions) made by the Company and (b) enjoy all other rights, benefits and interests in the Company.

12.                               GOVERNING LAW.

This Agreement shall be governed by, and construed under, the internal laws of the State of Delaware, without regard to principles of conflicts of laws, with all rights and remedies being governed by said laws.

13.                               INDEMNIFICATION.

(a)                                 Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person is or was an officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as an officer, employee or agent or in any other capacity while serving as such an officer, employee or agent, shall be indemnified and held harmless by the Company to the full extent authorized by the Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be an officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators; provided, however, that except as provided in Section 13(b) with respect to proceedings seeking to enforce rights to indemnification, the Company shall indemnify any such Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); further provided, however, that, if the Act requires, an advancement of expenses incurred by an Indemnitee in such person’s capacity as an officer or employee (and not in any other capacity in which service was or is rendered by such Indemnitee while an officer or employee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Company of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Section 13, or otherwise.

(b)                                 If a claim under Section 13(a) is not paid in full by the Company within 60 days after a written claim has been received by the Company, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The Indemnitee shall be presumed to be entitled to indemnification under this Section 13 upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking, if any is required, has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that the Indemnitee is not so entitled. Neither the failure of the Company (including its independent legal counsel) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its independent legal counsel) that the Indemnitee is not entitled to indemnification, shall be a defense to the suit or create a presumption that the Indemnitee is not so entitled.

(c)                                  The indemnification provided pursuant to this Section 13 shall not be deemed to be exclusive of any other rights to which any Indemnitee may be entitled under any agreement, as a matter of law, in equity or otherwise, and shall inure to the benefit of the heirs, successors, assigns and administrators of the such Indemnitee.

(d)                                 The Company may maintain insurance, at its expense, to protect itself and any officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Act. The Company may enter into contracts with any Indemnitee in furtherance of the provisions of this Section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 13.

(e)                                  Any person who is or was serving as a director of a wholly owned subsidiary of the Company shall be deemed, for purposes of this Section 13 only, to be an officer or employee of the Company entitled to indemnification under this Section 13.

(f)                                   The Company may, by action of the Board of Directors or the Member, from time to time, grant rights to indemnification and advancement of expenses to agents of the Company with the same scope and effect as the provisions of this Section with respect to the indemnification and advancement of expenses of officers and employees of the Company.

(g)                                  No Indemnitee shall be liable to the Company for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Company, except as provided for in the Act.

(h)                                 Any indemnification pursuant to this Section 13 shall be payable only from the assets of the Company.

14.                               AMENDMENT.

Subject to the other provisions contained herein, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed by the Board of Directors or the Member and shall become effective upon its subsequent approval by the Board of Directors or the Member.

******

IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the date first written above.

MEMBER:

ALLIANCE GP, LLC

By:	/s/ R. Eberley Davis
Name:	R. Eberley Davis
Title:	Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF

ALLIANCE RESOURCE MANAGEMENT GP, LLC